Exhibit 99.1

UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

30 SEPTEMBER 2024

Contents

UNAUDITED CONDENSED

CONSOLIDATED INTERIM

FINANCIAL STATEMENTS

Condensed Consolidated Statement of Income

For the nine months ended 30 September In EUR million unless stated otherwise	Notes	2024	2023
Revenues	4 & 5	1,214.7	1,273.4
Cost of sales		(773.4)	(835.2)
Gross profit		441.3	438.2
Selling and marketing expenses		(188.4)	(186.0)
General and administrative expenses		(104.7)	(98.9)
Research and development expenses		(87.3)	(85.5)
Result from operations		60.9	67.8
Finance costs		(53.0)	(43.3)
Finance income		1.2	3.6
Net finance costs		(51.8)	(39.7)
Share of result of associates		(0.3)	(0.4)
Profit before income tax		8.8	27.7
Income tax expense	6	(6.1)	(5.4)
Profit for the period		2.7	22.3
Of which:
- Net result attributable to Shareholders of the Company		2.7	22.3
Earnings per share for result attributable to Shareholders of the Company during the period (expressed in EUR cent per share):
- Basic	7	0.36	2.96
- Diluted	7	0.36	2.96

Condensed Consolidated Statement of Comprehensive Income

For the nine months ended 30 September In EUR million	Notes	2024	2023
Profit for the period		2.7	22.3
Items that are or may be reclassified to profit or loss:
Foreign currency translation differences		(3.6)	1.3
Cash flow hedges		(0.2)	7.3
Deferred income taxes		0.0	(1.7)
Other comprehensive income / (loss) for the period, net of tax		(3.8)	6.9
Total comprehensive income / (loss) for the period		(1.1)	29.2
Of which:
- Total comprehensive income / (loss) attributable to Shareholders of the Company		(1.1)	29.2

Condensed Consolidated Statement of Financial Position

		30/09	31/12
In EUR million	Notes	2024	2023
Assets
Property, plant and equipment	8	331.9	345.8
Right of use assets		38.6	39.3
Goodwill	9	856.7	859.0
Intangible assets	9	522.0	541.2
Investments in associates		3.5	3.3
Other non-current financial assets		3.5	3.5
Derivative financial instruments	12	—	0.6
Deferred income tax assets		41.9	38.9
Non-current assets		1,798.1	1,831.6
Inventories		334.8	352.5
Contract assets		51.0	36.3
Trade receivables		215.1	215.2
Derivative financial instruments	12	1.2	1.1
Current income tax receivables		7.3	7.3
Other receivables and prepayments		92.4	85.9
Cash and cash equivalents		62.7	69.9
Current assets		764.5	768.2
Total assets		2,562.6	2,599.8
Equity and liabilities
Share capital	10	6.7	6.7
Share premium reserve	10	438.5	439.3
Other reserves	10	(48.2)	(44.4)
Retained earnings	10	639.3	640.0
Total shareholders’ equity		1,036.3	1,041.6
Liabilities
Borrowings	11	840.7	819.8
Lease liabilities	11	30.1	29.8
Deferred income tax liabilities		82.9	84.9
Provisions		4.7	5.5
Other payables		2.7	2.7
Derivative financial instruments	12	3.7	3.4
Non-current liabilities		964.8	946.1

		30/09	31/12
In EUR million	Notes	2024	2023
Contract liabilities		249.8	295.0
Trade and other payables		290.5	290.4
Derivative financial instruments	12	0.1	0.6
Current income tax liabilities		0.3	4.9
Borrowings	11	0.0	0.0
Lease liabilities	11	11.1	11.2
Provisions		9.7	10.0
Current liabilities		561.5	612.1
Total liabilities		1,526.3	1,558.2
Total equity and liabilities		2,562.6	2,599.8

Condensed Consolidated Statement of Changes in Equity

In EUR million	Share capital	Share premium reserve[1]	Other reserves	Retained earnings[2]	Total shareholders’ equity
Balance at 1 January 2024	6.7	439.3	(44.4)	640.0	1,041.6
Profit for the period				2.7	2.7
Other comprehensive income / (loss)			(3.8)		(3.8)
Total comprehensive income / (loss) for the period	—	—	(3.8)	2.7	(1.1)
Transactions with owners of the Company
Options granted / exercised / canceled		(0.8)		2.8	2.0
Dividend				(6.2)	(6.2)
Total transactions with owners of the Company	—	(0.8)	—	(3.4)	(4.2)
Balance at 30 September 2024	6.7	438.5	(48.2)	639.3	1,036.3

In EUR million	Share capital	Share premium reserve[1]	Other reserves	Retained earnings[2]	Total equity
Balance at 1 January 2023	6.7	440.2	(33.4)	614.6	1,028.1
Profit for the period				22.3	22.3
Other comprehensive income			6.9		6.9
Total comprehensive income for the period	—	—	6.9	22.3	29.2
Transactions with owners of the Company
Options granted / exercised / canceled	0.0	2.3		3.5	5.8
Dividend				(11.7)	(11.7)
Total transactions with owners of the Company	0.0	2.3	—	(8.2)	(5.9)
Balance at 30 September 2023	6.7	442.5	(26.5)	628.7	1,051.4
Profit for the period				8.7	8.7
Other comprehensive income / (loss)			(17.9)		(17.9)
Total comprehensive income / (loss) for the period	—	—	(17.9)	8.7	(9.2)
Transactions with owners of the Company
Options granted / exercised / canceled	0.0	(3.2)		2.6	(0.6)
Total transactions with owners of the Company	0.0	(3.2)	—	2.6	(0.6)
Balance at 31 December 2023	6.7	439.3	(44.4)	640.0	1,041.6

1	Includes reserve for share-based payments as per 30 September 2024 of EUR 12.6 million (31 December 2023: EUR 13.5 million).
2	Includes a legal reserve for capitalized intangible assets related to product development projects as per 30 September 2024 of EUR 108.6 million (31 December 2023: EUR 106.3 million).

Condensed Consolidated Statement of Cash Flows

For the nine months ended 30 September In EUR million	Notes	2024	2023
Cash Flow from operating activities
Profit for the period		2.7	22.3
Adjustments for:
Depreciation of property, plant and equipment and right of use assets	8	32.4	31.8
Impairment of property, plant and equipment and right of use assets	8	1.7	—
Amortization and impairment of intangible assets	9	38.1	37.0
Net finance costs		51.8	39.7
Share of result and impairment loss of associates		0.3	0.4
Income tax expense		6.1	5.4
Adjustments for other non-cash income and expenses		1.9	6.8
Cash Flow from operating activities		135.0	143.4
Changes in:
Inventories and contract assets and liabilities		(42.7)	2.9
Trade and other receivables		(12.2)	10.9
Trade and other payables		0.1	(31.3)
Provisions		(0.9)	(2.1)
Changes in operating assets and liabilities		(55.7)	(19.6)
Cash generated from operating activities		79.3	123.8
Income taxes paid		(17.3)	(30.5)
Interest received		1.3	1.1
Interest paid		(45.9)	(41.0)
Net cash from operating activities		17.4	53.4
Cash Flow from investing activities
Purchase of property, plant and equipment	8	(11.5)	(41.0)
Investments in intangibles	9	(20.8)	(27.1)
Proceeds from sale of property, plant and equipment	8	0.9	0.8
Acquisition of subsidiaries, net of cash acquired	4	—	(11.7)
Net cash provided by / (used in) investing activities		(31.4)	(79.0)
Cash Flow from financing activities
Options exercised		—	(1.1)
Dividends paid	10	(6.2)	(11.7)
Proceeds from borrowings	11	50.0	65.0
Repayments of borrowings	11	(26.3)	(27.2)
Payments of lease liabilities	11	(11.9)	(10.7)
Net cash provided by / (used in) financing activities		5.6	14.3
Net increase / (decrease) in cash and cash equivalents		(8.4)	(11.3)
Exchange gain / (loss) on cash and cash equivalents		1.2	(4.4)
Cash and cash equivalents at beginning of the period		69.9	75.7
Cash and cash equivalents at end of the period		62.7	60.0

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

1. General information

Reporting entity

Marel hf. (“the Company”) is a limited liability company incorporated and domiciled in Iceland. The address of its registered office is Austurhraun 9, Gardabaer.

The Condensed Consolidated Financial Statements of the Company as at and for the nine-month period ended 30 September 2024 comprise the Company and its subsidiaries (together referred to as “the Group” or “Marel”).

The Group is a leading global provider of advanced solutions, software and services to food processing industries and is involved in the manufacturing, development, distribution and sales of solutions for these industries.

These Condensed Consolidated Financial Statements for the nine-month period ended 30 September 2024 and the comparative period have not been audited by an external auditor.

The Company is listed on the Nasdaq Iceland (“Nasdaq”) and on Euronext Amsterdam (‘‘Euronext’’) exchanges.

2. Base of preparation and use of judgments and estimates

Base of preparation

These Condensed Consolidated Financial Statements of the Company and its subsidiaries are for the nine-month period ended 30 September 2024 and have been prepared in accordance with IAS 34 ‘Interim financial reporting’.

The Condensed Consolidated Financial Statements should be read in conjunction with the Group’s Annual Consolidated Financial Statements for the year ended 31 December 2023 issued on 9 May 2024 and prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The Consolidated Financial Statements for the Group for the year ended 31 December 2023 are available upon request from the Company’s registered office at Austurhraun 9, Gardabaer, Iceland.

These Condensed Consolidated Financial Statements do not include all of the information required for a complete set of IFRS financial statements. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual financial statements.

The Condensed Consolidated Financial Statements have been prepared under the historical cost convention, except for the revaluation of financial assets classified as ‘fair value through other comprehensive income’ or ‘fair value through profit or loss’, which are reported in accordance with the accounting policies set out in note 2 of the Group’s Annual Consolidated Financial Statements for the year ended 31 December 2023.

Items of each entity in the Group, as included in the Condensed Consolidated Financial Statements, are measured using the currency that best reflects the economic substance of the underlying events and circumstances relevant to that entity (“the functional currency”). The Condensed Consolidated Financial Statements are presented in Euro (EUR), which is the Group’s reporting currency.

Accounting policies

The accounting policies applied in these Condensed Consolidated Financial Statements are consistent with those applied and described in the Annual Consolidated Financial Statements for the year ended 31 December 2023 issued on 9 May 2024 and prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The accounting policies have been applied consistently for all periods presented in these Condensed Consolidated Financial Statements.

A number of new and amended standards became applicable for the current reporting period. The Group did not have to change its accounting policies or make retrospective adjustments as a result of adopting these new and amended standards as they had no material impact.

Use of judgments and estimates

In preparing these Condensed Consolidated Financial Statements, management has made judgments and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expenses. Actual results may differ from these estimates. The significant judgments made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty are the same as those described in the Group’s Annual Consolidated Financial Statements for the year ended 31 December 2023.

3. JBT Offer

On June 24, 2024, a voluntary takeover offer (the “Offer”) was launched by JBT for all of the issued and outstanding shares of Marel hf. (“Marel”). The voluntary takeover offer, which was initially scheduled to expire on 2 September 2024, will now expire on the earliest date to occur of either 11 November 2024, or three weeks after the date on which all required regulatory clearances are secured, unless such offer period is further extended in accordance with applicable laws and the terms of the transaction agreement between JBT and Marel.

The Offer is based on the terms and conditions set out in an offer document approved by the Icelandic Financial Supervisory Authority of the Central Bank of Iceland and published and dated 24 June 2024. JBT has also issued a prospectus in connection with the offer. The Offer and the prospectus are available on Marel’s and Arion bank’s website.

On August 8, 2024, a special meeting of the shareholders of John Bean Technologies Corporation (“JBT”), in relation to the voluntary takeover offer for all outstanding shares in Marel hf., voted to approve the issuance of shares of JBT common stock in connection with JBT’s pending combination with Marel hf.

The JBT-Marel Transaction, is subject to the receipt of the required regulatory approvals and the other customary closing conditions.

In the nine-month period ended 30 September 2024, Marel incurred EUR 13.3 million M&A related expenses related to JBT.

4. Segment information

Operating segments

As disclosed in the Annual Consolidated Financial Statements for the year ended 31 December 2023, the identified operating segments comprise the four core business segments. These operating segments form the basis for managerial decision taking.

The following summary describes the operations in each of the Group’s reportable segments:

•	Poultry processing: Our poultry full-line product range offers automated in-line solutions, software and services for all stages of processing broilers, turkeys and ducks;

•	Meat processing: Our meat segment is a full line supplier for primary, secondary and further processing equipment, systems, software and services of pork, beef, veal and sheep;

•	Fish processing: Marel provides advanced equipment, systems, software and services for processing salmon and whitefish, both farmed and wild, on-board and ashore;

•	Plant, pet and feed: The plant, pet and feed segment provides solutions and services to the pet food, plant-based protein and aqua feed markets.

•	The ‘Other’ segment includes any revenues, result from operations and assets which do not belong to the four core business segments.

The reporting entities are reporting their revenues per operating segment based on the segment for which the customer is using Marel’s product range. Therefore inter-segment revenues do not exist, only intercompany revenues within the same segment.

Results are monitored and managed at the operating segment level, up to the adjusted result from operations. Adjusted result from operations is used to measure performance as management believes that this information is the most relevant in evaluating the results of the respective Marel segments relative to other entities that operate in the same business segment. Adjusted result from operations is calculated by adjusting result from operations to exclude the impact of PPA related costs (consisting of depreciation and amortization of acquisition related (in)tangible assets) and acquisition related expenses.

The Group’s CEO reviews the internal management reports of each segment on a monthly basis.

Fluctuations between quarters are mainly due to general economic developments, timing of receiving and delivery of orders, margin on projects and business mix. Decisions on tax and financing structures including cash and cash equivalents are taken at a corporate level and are not allocated to the operating segments. The profit or loss per operating segment is the adjusted result from operations; finance costs, taxes and results of associates are reported in the column total.

Intercompany transactions are entered at arm’s length terms and conditions comparable to those available to unrelated parties. Information on assets per operating segment is reported; however, decisions on liabilities are taken at a corporate level and as such are not included in this disclosure.

For the nine months ended 30 September 2024	Poultry	Meat	Fish	Plant, pet and feed	Other	Total
Revenues	615.5	306.1	117.7	157.5	17.9	1,214.7
Adjusted result from operations	97.3	(2.8)	(9.0)	20.8	0.4	106.7
PPA related charges	(0.3)	(10.8)	(1.2)	(7.3)	(0.7)	(20.3)
Aquisition related expenses						(13.3)
Restructuring costs						(10.5)
Other						(1.7)
Result from operations						60.9
Net finance costs						(51.8)
Share of result of associates						(0.3)
Profit before income tax						8.8
Income tax expense						(6.1)
Profit for the period						2.7
Assets excluding cash and cash equivalents	882.1	796.9	235.8	546.4	38.7	2,499.9

For the nine months ended 30 September 2023	Poultry	Meat	Fish	Plant, pet and feed	Other	Total
Revenues	635.2	323.9	141.7	157.3	15.3	1,273.4
Adjusted result from operations	95.6	2.4	(5.9)	19.6	(1.4)	110.3
PPA related charges	(0.3)	(11.1)	(1.2)	(20.6)	(0.7)	(33.9)
Aquisition related expenses						(3.2)
Restructuring costs						(5.4)
Result from operations						67.8
Net finance costs						(39.7)
Share of result of associates						(0.4)
Profit before income tax						27.7
Income tax expense						(5.4)
Profit for the period						22.3
Assets excluding cash and cash equivalents	917.0	850.6	263.2	552.1	30.7	2,613.6

Geographical information

The Group’s operating segments operate in three main geographical areas, although they are managed on a global basis. The Group is domiciled in Iceland.

Assets excluding cash and	30/09	31/12
cash equivalents	2024	2023
Europe, Middle East and Africa[1]	1,733.7	1,739.7
Americas	737.6	763.3
Asia and Oceania	28.6	26.9
Total	2,499.9	2,529.9

1	Iceland accounts for EUR 286.5 million (31 December 2023: EUR 276.8 million).

Total assets exclude the Group’s cash pool which the Group manages at a corporate level.

5. Revenues

Revenues

The Group’s revenue is derived from contracts with customers. Within the segments and within the operating companies, Marel is not relying on any individual major customers.

Disaggregation of revenue

In the following table, revenue is disaggregated by primary geographical markets (revenue is allocated based on the country where the customer is located):

For the nine months ended 30 September Revenue by geographical markets 2024 2023	2024	2023
Europe, Middle East and Africa[1]	600.5	622.5
Americas	505.1	520.0
Asia and Oceania	109.1	130.9
Total	1,214.7	1,273.4

1	Iceland accounts for EUR 7.3 million (2023: EUR 9.0 million).

In the following table revenue is disaggregated by equipment revenue (comprised of revenue from greenfield and large projects, standard equipment and modernization equipment) and aftermarket revenue (comprised of maintenance, service and spare parts):

For the nine months ended 30 September
Revenue by business mix	2024	2023
Equipment revenue	609.3	688.0
Aftermarket revenue	605.4	585.4
Total	1,214.7	1,273.4

6. Income tax

Income tax expense is recognized at an amount determined by multiplying the profit (loss) before tax for the interim reporting period by management’s best estimate of the weighted average annual income tax rate expected for the full financial year, adjusted for the tax effect of certain items recognized in the interim period. As such, the effective tax rate in the Condensed Consolidated Financial Statements may differ from the effective tax rate for the Annual Consolidated Financial Statements.

The Group believes that its accruals for tax liabilities are adequate for all open tax years based on its assessment of many factors, including interpretations of tax laws and prior experience.

The tax on the Group’s profit before tax differs from the theoretical amount that would arise using the weighted average tax rate applicable to profits of the consolidated companies as shown in the next table.

For the nine months ended 30 September
Reconciliation of applicable to effective income tax	2024	%	2023	%
Profit before income tax	8.8		27.7
Income tax using Icelandic rate	(1.8)	21.0	(5.5)	20.0
Effect of tax rates in other jurisdictions	(2.5)	28.1	(0.8)	2.7
Weighted average applicable tax	(4.3)	49.1	(6.3)	22.7
Foreign exchange effect Iceland	0.0	(0.1)	0.5	(1.8)
Research and development tax incentives	2.6	(30.0)	2.4	(8.7)
Other permanent differences	(3.5)	39.8	(1.1)	4.0
(Impairment)/reversal of tax losses	(1.5)	16.7	(0.4)	1.4
Others	0.6	(6.3)	(0.5)	1.8
Tax charge included in the Consolidated Statement of Income	(6.1)	69.2	(5.4)	19.4

7. Earnings per share

Basic earnings per share is calculated by dividing the net profit attributable to Shareholders by the weighted average number of ordinary shares in issue during the period, excluding ordinary shares purchased by the Company and held as treasury shares.

For the nine months ended 30 September
Basic earnings per share (EUR cent per share)	2024	2023
Net result attributable to Shareholders (EUR millions)	2.7	22.3
Weighted average number of outstanding shares issued (millions)	754.0	753.4
Basic earnings per share (EUR cent per share)	0.36	2.96

The diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares.

The Company has one category of dilutive potential ordinary shares: stock options. For the stock options a calculation is done to determine the number of shares that could have been acquired at fair value (determined as the average annual market share price of the Company’s shares) based on the monetary value of the subscription rights attached to outstanding stock options. The number of shares calculated as above is compared with the number of shares that would have been issued assuming the exercise of the stock options.

For the nine months ended 30 September
Diluted earnings per share (EUR cent per share)	2024	2023
Net result attributable to Shareholders (EUR millions)	2.7	22.3
Weighted average number of outstanding shares issued (millions)	754.0	753.4
Adjustments for stock options (millions)	0.0	0.6
Weighted average number of outstanding shares for diluted earnings per share (millions)	754.0	754.0
Diluted earnings per share (EUR cent per share)	0.36	2.96

8. Property, plant and equipment

	Land & buildings	Plant & machinery	Vehicles & equipment	Under con- struction	Total
At 1 January 2024
Cost	315.0	185.5	77.8	30.1	608.4
Accumulated depreciation	(93.6)	(110.4)	(58.6)	—	(262.6)
Net book value	221.4	75.1	19.2	30.1	345.8
Nine months ended 30 September 2024
Opening net book value	221.4	75.1	19.2	30.1	345.8
Divestments	—	(0.3)	(0.6)	—	(0.9)
Effect of movements in exchange rates	(1.6)	(1.1)	(0.4)	(0.0)	(3.1)
Additions	1.3	4.7	2.5	3.0	11.5
Transfer between categories	18.8	7.1	2.7	(28.6)	—
Depreciation	(7.0)	(10.3)	(4.1)	—	(21.4)
Closing net book value	232.9	75.2	19.3	4.5	331.9
At 30 September 2024
Cost	332.2	191.3	81.1	4.5	609.1
Accumulated depreciation	(99.3)	(116.1)	(61.8)	—	(277.2)
Net book value	232.9	75.2	19.3	4.5	331.9

9. Goodwill and intangible assets

	Goodwill	Technology & development costs	Customer relations, patents & trademarks	Other intangibles	Total intangible assets
At 1 January 2024
Cost	859.0	487.5	385.4	109.0	981.9
Accumulated amortization	—	(231.6)	(121.0)	(88.1)	(440.7)
Net book value	859.0	255.9	264.4	20.9	541.2

	Goodwill	Technology & development costs	Customer relations, patents & trademarks	Other intangibles	Total intangible assets
Nine months ended 30 September 2024
Opening net book value	859.0	255.9	264.4	20.9	541.2
Effect of movements in exchange rates	(2.3)	(0.7)	(1.1)	(0.1)	(1.9)
Additions	—	15.6	—	5.2	20.8
Impairment charge	—	(1.7)	—	—	(1.7)
Amortization	—	(17.4)	(14.1)	(4.9)	(36.4)
Closing net book value	856.7	251.7	249.2	21.1	522.0
At 30 September 2024
Cost	856.7	500.6	383.6	114.5	998.7
Accumulated amortization	—	(248.9)	(134.4)	(93.4)	(476.7)
Net book value	856.7	251.7	249.2	21.1	522.0

10. Equity

Dividends

In March 2024, a dividend of EUR 6.2 million (EUR 0.82 cents per share) was declared to the shareholders for the operational year 2023. This corresponds to approximately 20% of the profit for the operational year 2023 (in 2023, a dividend of EUR 11.7 million (EUR 1.56 cents per share) was declared and paid for the operational year 2022). The dividend was fully paid in Q2 2024.

11. Borrowings and lease liabilities

	30/09	31/12
Borrowings and lease liabilities	2024	2023
Borrowings	840.7	819.8
Lease liabilities	30.1	29.8
Non-current	870.8	849.6
Borrowings	0.0	0.0
Lease liabilities	11.1	11.2
Current	11.1	11.2
Total	881.9	860.8
Borrowings	840.7	819.8
Lease liabilities	41.2	41.0
Total	881.9	860.8

The Group loan agreements contain restrictive covenants, relating to interest cover and leverage. At 30 September 2024 and 31 December 2023 the Group complies with all restrictive covenants.

The Group has the following headroom in committed facilities:

	30/09	31/12
Available headroom	2024	2023
Expiring within one year	—	—
Expiring beyond one year	286.0	313.7
Total	286.0	313.7

12. Financial instruments and risks

Fair value versus carrying amount

The Group measures fair values using the following fair value hierarchy that reflects the significance of the inputs used in making measurements:

Level 1

The fair value of financial instruments traded in an active market is based on quoted market prices at the reporting date. The quoted market price used for financial assets held by the Group is the current bid price.

Level 2

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. The Group uses a variety of methods and makes assumptions that are based on market conditions existing at each reporting date. These valuation techniques are based on observable inputs, either directly (i.e. as prices) or indirectly (i.e. derived from prices). Derivatives are valued by an independent third party based on market conditions, which takes into account credit value adjustment and debit value adjustment corrections.

Level 3

Valuation techniques using significant unobservable inputs.

Fair value of financial assets and liabilities	Carrying amount	Fair value	Level 1	Level 2	Level 3
At 30 September 2024
Cash and cash equivalents	62.7	62.7	—	—	—
Trade receivables, other receivables and prepayments	307.5	307.5	—	—	—
Other non-current financial assets	3.5	3.5	—	—	3.5
Interest rate swaps	—	—	—	—	—
Forward exchange contracts	1.2	1.2	—	1.2	—
Subtotal financial assets	374.9	374.9	—	1.2	3.5
Interest rate swaps	(3.7)	(3.7)	—	(3.7)	—
Forward exchange contracts	(0.1)	(0.1)	—	(0.1)	—
Borrowings	(840.7)	(840.7)	—	—	—
Trade and other payables	(293.2)	(293.2)	—	—	—
Subtotal financial liabilities	(1,137.7)	(1,137.7)	—	(3.8)	—
Total	(762.8)	(762.8)	—	(2.6)	3.5

Fair value of financial assets and liabilities	Carrying amount	Fair value	Level 1	Level 2	Level 3
At 31 December 2023
Cash and cash equivalents	69.9	69.9	—	—	—
Trade receivables, other receivables and prepayments	301.1	301.1	—	—	—
Other non-current financial assets	3.5	3.5	—	—	3.5
Interest rate swaps	0.6	0.6	—	0.6	—
Forward exchange contracts	1.1	1.1		1.1	—
Subtotal financial assets	376.2	376.2	—	1.7	3.5
Interest rate swaps	(3.4)	(3.4)	—	(3.4)	—
Forward exchange contracts	(0.6)	(0.6)	—	(0.6)	—
Borrowings	(819.8)	(819.8)	—	—	—
Trade and other payables	(293.1)	(293.1)	—	—	—
Subtotal financial liabilities	(1,116.9)	(1,116.9)	—	(4.0)	—
Total	(740.7)	(740.7)	—	(2.3)	3.5

The tables above show the carrying amounts and the estimated fair values of financial assets and liabilities, including their levels in the fair value hierarchy.

The carrying amount of cash and cash equivalents, trade receivables, other receivables and prepayments, trade and other payables approximate their fair values because of the short-term nature of these instruments. The fair value of borrowings approximate their carrying amount based on the nature of these borrowings (including maturity and interest conditions).

During the nine-months period ended 30 September 2024 there were no material transfers between individual levels of the fair value hierarchy.

13. Contingencies

Contingent liabilities

At 30 September 2024 the Group had contingent liabilities in respect of bank and other guarantees and other matters arising in the ordinary course of business from which it is anticipated that no material liabilities will arise. In the ordinary course of business the Group has given guarantees amounting to EUR 28.1 million (31 December 2023: EUR 26.2 million) to third parties.

Legal proceedings

As part of doing business and acquisitions the Group is involved in claims and litigations, under such indemnities and guarantees. These claims are pending and all are contested. Provisions are recognized when an outflow of economic benefits for settlement is probable and the amount can be estimated reliably. It should be understood that, in light of possible future developments, such as (a) potential additional lawsuits, (b) possible future settlements, and (c) rulings or judgments in pending lawsuits, certain cases may result in additional liabilities and related costs.

At this point in time, Marel cannot estimate any additional amount of loss or range of loss in excess of the recorded amounts with sufficient certainty to allow such amount or range of amounts to be meaningful.

Moreover, if and to the extent that the contingent liabilities materialize, they are often resolved over a number of years and the timing of such payments cannot be predicted with confidence. While the outcome of said cases, claims and disputes cannot be predicted with certainty, we believe, based upon legal advice and information received, that the final outcome will not materially affect our consolidated financial position but could be material to our results of operations or cash flows in any one accounting period.

Environmental remediation

The Company and its subsidiaries are subject to environmental laws and regulations. Under these laws, the Company and/or its subsidiaries may be required to remediate the effects of certain incidents on the environment.

14. Related party transactions

At 30 September 2024 and 31 December 2023 there are no loans to the members of the Board of Directors and the CEO. In addition, there were no transactions carried out (purchases of goods and services) between the Group and members of the Board of Directors nor the CEO in the nine-months period ended 30 September 2024 and 2023.

15. Subsequent events

No significant events have taken place since the reporting date, 30 September 2024.